united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2013

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2013, Astoria Financial Corporation (the “Company”) issued a press release which, among other things, highlights the Company’s financial results for the fourth quarter and full year ended December 31, 2012. A copy of the press release is furnished herewith as an exhibit to this report.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 8.01 Other Items.

Astoria announced in its press release dated January 23, 2013 that the Board of Directors, at their January 23, 2013 meeting, declared a quarterly cash dividend of $0.04 per share. The cash dividend is payable on March 1, 2013 to shareholders of record as of February 15, 2013. A copy of the press release is furnished herewith as an exhibit to this report.

The Company further announced in its press release that the Board of Directors established May 15, 2013 as the date for its Annual Meeting of Shareholders, with a voting record date of March 25, 2013. A copy of the press release is furnished herewith as an exhibit to this report.

On July 21, 2010, the Board of Directors of Astoria Federal Savings and Loan Association (the “Association”), the wholly-owned subsidiary of Astoria Financial Corporation (the “Company”), entered into a memorandum of understanding (the “MOU”), with the Office of Thrift Supervision (the “OTS”), covering weaknesses identified in the Association’s Bank Secrecy/Anti-Money Laundering compliance program. The MOU, which is an informal enforcement action, required the Association to implement certain policy, systems and procedural changes related to monitoring customer transaction activity and conduct certain back testing to ensure compliance with the Bank Secrecy Act and Anti-Money Laundering requirements applicable to financial institutions. On or about December 13, 2012 the Association was notified by the Office of the Comptroller of the Currency (the “OCC”) that the MOU has been terminated.

On December 19, 2012, the Board of Directors of the Company appointed Ms. Patricia M. Nazemetz to serve on the Board of Directors effective January 23, 2013 and adopted a resolution to increase the size of the Board of Directors of the Company effective January 23, 2013, from nine to ten directors, thereby creating a vacant seat to which Ms. Nazemetz has been appointed. At its meeting held on January 23, 2013, the Board of Directors of the Company rescinded such resolution. Patricia M. Nazemetz will be taking the seat vacated by Denis J. Connors, who retired from the Board of Directors effective December 28, 2012. Ms. Nazemetz will stand for election at the annual meeting of shareholders to be held on May 15, 2013.

At its meeting, also held on December 19, 2012, the Board of Directors of the Association appointed Ms. Patricia M. Nazemetz to serve on the Board of Directors effective January 23, 2013 and adopted an amendment to the Bylaws of the Association, effective January 23, 2013, increasing the size of the Board of Directors of the Association from nine to ten directors, thereby creating a vacant seat to which Ms. Nazemetz has been appointed. At its meeting on January 23, 2013, the Board of Directors of the Association rescinded the amendment to the Bylaws of the Association adopted on December 19, 2012. Patricia M. Nazemetz will be taking the seat vacated by Denis J. Connors, who retired from the Board of Directors of the Association effective December 28, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated January 23, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and Director of Investor Relations

Dated: January 23, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 23, 2013.